United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      August 15, 2013

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01                  Regulation FD Disclosure.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Petitions”) under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On August 15, 2013, the Debtors filed their Form B26, Periodic Report Regarding Value, Operations and Profitability of Entities in which One or More of the Debtors’ Estates Holds a Substantial or Controlling Interest as of August 15, 2013 (“Form B26”) with the Bankruptcy Court (Case Number 12-20000 (PJW)).

Form B26 is available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing web site or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K. This Current Report will not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

OSG is furnishing this Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FINANCIAL AND OPERATING DATA

As disclosed in the Forms 8-K filed by OSG with the Securities and Exchange Commission (“SEC”) on October 3, 2012 and October 22, 2012, OSG is in the process of reviewing a tax issue arising from the fact that OSG is domiciled in the United States and has substantial international operations, and relating to the interpretation of certain provisions contained in OSG’s loan agreements. As a result of that continuing process, on October 19, 2012, the Audit Committee of the Board of Directors of OSG, on the recommendation of management, concluded that OSG’s previously issued financial statements for at least the three years ended December 31, 2011 and associated interim periods, and for the fiscal quarters ended March 31 and June 30, 2012, should no longer be relied upon. The Audit Committee and authorized officers have informed OSG’s independent registered public accountants of this conclusion. OSG is continuing its review processes and preparation of its restatement of certain financial statements. Due to OSG’s continuing review processes, Form B26 is prepared without any consideration of income taxes, including income taxes with respect to prior periods and should be evaluated taking into consideration the recommendation of management that OSG’s previously issued financial statements for at least the three years ended December 31, 2011 and associated interim periods, and for the fiscal quarters ended March 31 and June 30, 2012, should no longer be relied upon.

OSG cautions investors and potential investors not to place undue reliance upon the information contained in Form B26, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of OSG. OSG cannot predict what the ultimate value of any of its securities may be, and it remains too early to determine whether holders of any such securities will receive any distribution in the Debtors’ reorganization. In particular, in most cases under Chapter 11 of the Bankruptcy Code, holders of equity securities receive little or no recovery of value from their investment. Form B26 is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the applicable requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware. Form B26 was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Form B26 does not include all of the adjustments, information and footnotes required by U.S. generally accepted accounting principles. Therefore, Form B26 does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in OSG’s securities, Form B26 is complete. Results set forth in Form B26 should not be viewed as indicative of future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 15, 2013	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary